THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Imperalis Holding Corp, a Nevada corporation (the “Maker”), hereby unconditionally promises to pay to the order of GCEF Opportunity Fund, LLC. (the “Noteholder”, and together with the Maker, the “Parties”), all sums advanced to the Maker by the Noteholder hereunder, up to the maximum principal amount of $75,000.00 (the “Loan”), together with all accrued interest thereon, as provided in this Negotiable Convertible Promissory Note (the “Note”, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

1.               DEFINITIONS. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means the rate equal to ten percent (10%) per annum.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles are authorized or required by law to close.

“Default” means any of the events specified in Section 7 that constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 7 would, unless cured or waived, become an Event of Default.

“Default Rate” means, at any time, the Applicable Rate plus 2%.

“Event of Default” has the meaning set forth in Section 7.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Loan” has the meaning set forth in the introductory paragraph. “Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the earlier of (a) the one-year anniversary date of the date hereof and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 8.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

2.	FINAL PAYMENT DATE; OPTIONAL PREPAYMENTS.

2.1                 Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.2                 Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

3.	INTEREST.

3.1                 Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

3.2                 Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

3.3                 Computation of Interest. All computations of interest shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made and shall not accrue on the Loan on the day on which it is paid.

3.4                 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Maker under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

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4.	CONVERSION.

4.1                 Conversion into Stock of the Maker. Upon request by the Noteholder of this Note, Borrower shall convert the principal amount, or any portion thereof plus accrued but unpaid interest, into shares of common stock or preferred stock of the Maker at a conversion rate of .005 per share within 48 hours of the Noteholder’s conversion request.

4.2                 Conversion Restriction. The Maker shall not effect any conversions of this Note and the Noteholder shall not have the right to convert any portion of this Note, or receive shares of common stock as payment of interest hereunder, to the extent that after giving effect to such conversion or receipt of such interest payment, the Noteholder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) in excess of 9.99% of the number of shares of common stock of the Maker outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest.

5.	PAYMENT MECHANICS.

5.1                 Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM on the date on which such payment is due by cashier’s check, certified check or by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Maker from time to time.

5.2                 Application of Payments. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder, second, to accrued interest and third, to the payment of the principal amount outstanding under the Note.

5.3                 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4                 Evidence of Debt. The Noteholder is authorized to record on the grid attached hereto as Schedule A the Loan made to the Maker and each payment or prepayment thereof. The entries made by the Noteholder shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Maker therein recorded; provided, however, that the failure of the Noteholder to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of the Maker to repay (with applicable interest) the Loan in accordance with the terms of this Note.

5.5                 Cancellation of Note. Upon the repayment by the Maker of all of its obligations hereunder to the Noteholder, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full.

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6.               REPRESENTATIONS AND WARRANTIES. The Maker hereby represents and warrants to the Noteholder on the date hereof as follows:

6.1                 Existence. The Maker is (a) a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization.

6.2                 Power and Authority. The Maker has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder [and thereunder.

6.3                 Authorization; Execution and Delivery. The execution and delivery of this Note by the Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Maker has duly executed and delivered this Note.

6.4                 No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note.

6.5                 No Violations. The execution and delivery of this Note and the consummation by the Maker of the transactions contemplated hereby do not and will not (a) violate any provision of the Maker’s organizational documents; (b) violate any Law or Order applicable to the Maker or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Maker may be bound.

6.6                 Enforceability. The Note is a valid, legal and binding obligation of the Maker, enforceable against the Maker in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

7.               EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder:

7.1                 Failure to Pay. The Maker fails to pay (a) any principal amount of the Loan when due; or (b) interest or any other amount when due and such failure continues for 5 days.

7.2                 Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Maker to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

7.3                 Breach of Covenants. The Maker fails to observe or perform any covenant, obligation, condition or agreement contained in this Note other than that specified in Section 7.1 and such failure continues for 30 days after written notice to the Maker.

7.4	Bankruptcy.

(a)               the Maker commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to

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adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b)               there is commenced against the Maker any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days;

(c)                there is commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

(d)               the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or

(e)               the Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

7.5                 Judgments. A judgment or decree is entered against the Maker and such judgment or decree has not been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

8.               REMEDIES. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers or remedies under applicable law; provided, however that, if an Event of Default described in Section 7.4 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

9.	MISCELLANEOUS.

9.1	Notices.

(a)               All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing.

(b)               Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening

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of the recipient’s business on the next business day) and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

9.2                 Expenses. The Maker shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its external counsel) incurred by the Noteholder in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Note and the enforcement of the Noteholder’s rights hereunder.

9.3                 Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Nevada.

9.4	Submission to Jurisdiction.

(a)               The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the courts of the State of California or of the United States of America for the Central District of California of and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)               Nothing in this Section 9.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

9.5                 Venue. The Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 9.4(b) and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.6                 Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

9.7                 Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

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9.8                 Successors and Assigns. This Note may be assigned, transferred or negotiated by the Noteholder to any Person at any time without notice to or the consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

9.9                 Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

9.10              Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

9.11              Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

9.12              No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.13              Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Maker has executed this Note as of January 14, 2021.

Imperalis Holding Corp.

By: /s/ Vincent Andreula

Name: Vincent Andreula

Title: President

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SCHEDULE A: DISBURSEMENTS TO MAKER

Date of Disbursement	Amount	Disbursement Instructions	Use of Funds
1/14/2021	$20,000	Wire transfer to the trust account of counsel for Maker, The Crone Law Group, P.C.	Legal fees and audit fees
2/3/2021	$25,000	Wire transfer to the trust account of counsel for Maker, The Crone Law Group, P.C.	Settlement payment for American Express liability

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